THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

MEDICAL AMBULATORY SURGICAL SUITES, L.P.

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MEDICAL AMBULATORY SURGICAL SUITES, L.P.,[1] a Texas limited partnership (the "Partnership" also dba Kirby Surgical Center), is effective as of November 1, 2013 ("Effective Date") among the undersigned: (i) General Partner and Special Limited Partner; and (ii) each of the Persons who signs this Agreement under the caption "Limited Partners" on the signature page of this Agreement (all as defined below). The Partners hereby enter this Agreement in connection with and as a condition to the closing of the Unit Transfer Agreement dated November 1, 2013[2]. This agreement supersedes in all respects any prior Partnership Agreements or amendments thereto.

ARTICLE I
DEFINITIONS

The following definitions shall be applied for all purposes herein, unless otherwise expressly indicated to the contrary by the context.

"*Additional Limited Partner*" shall mean a Person admitted to the Partnership as a Limited Partner pursuant to Section 2.1 hereof.

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[1] The first Agreement of Limited Partnership was effective as of the filing of the Certificate of Conversion of Medical Ambulatory Surgical Suites, L.L.P. with the Secretary of State of Texas dated on March 2007 (the "Certificate of Conversion")

[2] The Partners entered into the first Agreement of Limited Partnership in connection with and as a condition to the closing of the Partnership Interests Purchase Agreement (defined below); the Partners entered the Second Amended and Restated Agreement of Limited Partnership in connection with and as a condition to the closing of a Unit Transfer Agreement dated September 30, 2012.

"*Adjusted Capital Account Deficit*" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) increase such Capital Account by any amounts which such Partner is obligated to restore pursuant to this Agreement or obligated to restore under any relevant provision of the Allocation Regulations; and (ii) decrease the Capital Account by the amount of any items described in Treas. Reg. §§1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. §1,704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith; provided, however, that for purposes of determining the Adjusted Capital Account Deficit for any Limited Partner, such Limited Partner, solely for purposes hereof, shall not be treated as obligated to contribute any principal amounts unpaid with respect to a Promissory Note executed by such Limited Partner.

"*Adjusted Property*" means any property contributed to the Partnership and any property the value of which has been adjusted by the General Partner pursuant to the Allocation Regulations.

"*Adjusted Value*" means, with respect to any Adjusted Property, the fair market value of such property as determined by the General Partner at the time such property became an Adjusted Property.

"*Affiliate*" shall mean any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"*Agreement*" shall mean this Third Amended and Restated Agreement of Limited Partnership, as it may be amended or restated from time to time.

"*Allocation Regulations*" means Treas, Reg. §1.704-1(b) as such regulations may be amended and in effect from time to time and any corresponding provisions of succeeding regulations.

"*ASC*" means a facility licensed by the State of Texas Department of State Health Services as an ambulatory surgery center which performs surgeries not requiring an overnight stay.

"*Available Cash*" shall mean, at the time of determination, all Partnership receipts derived from the conduct of the Partnership's business (excluding Capital Contributions, loans by the Partners to the Partnership, and proceeds from the sale of all or substantially all of the Partnership's assets) reduced by (i) such amount as is necessary to pay the current operating expenses and debt service of the Partnership, and (ii) such reserves for the reasonable needs of the Partnership's business as the General Partner shall determine, including reserves for replacements, capital improvements and additions.

"*Book-Tax Disparities*" means, with respect to an Adjusted Property, as of any date of determination, the difference between the Carrying Value of such Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 hereof, and

such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

"*Business Day*" shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the federal government or the State of Texas shall not be a Business Day.

"*Capital Account*" shall mean the capital account maintained for a Partner pursuant to Section 4.4 hereof

"*Capital Contribution*" of any Partner shall mean the cash or other property actually contributed to the Partnership by such Partner.

"*Carrying Value*" means: (a) with respect to any Partnership property other than an Adjusted Property, the adjusted basis of such property for federal income tax purposes as of the time of determination, and (b) with respect to an Adjusted Property, the Adjusted Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions taken into account with respect to such property for purposes of computing Net Income and Net Loss as of the time of determination,

"*Certificate of Conversion*" has the meaning set forth in the introduction to this Agreement.

"*Certificate of Formation*" means the certificate of formation of the Partnership as filed with the Secretary of State of the State of Texas as an attachment to the Certificate of Conversion, as such certificate may be amended or restated from time to time.

"*Code*" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor to such statute.

"*Control Person*" shall mean, with respect to the General Partner, any officer, manager, employee, agent or attorney of the General Partner or an affiliate of the General Partner.

"*Defaulting Partner*" has the meaning set forth in Section 4.9.

"*EBITDA*" means earnings before interest, taxes, depreciation and amortization.

"*Facility*" means the ASC known as Kirby Surgical Center, including any extension, expansion or contraction thereof.

"*Fair Market Value Price*" means, at any time, the price determined by multiplying the Net Worth by the appropriate Partner's Percentage Interest.

"*GAAP*" means Generally Accepted Accounting Principles, being the accepted accounting principles in the United States, as approved from time to time by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institute, applicable as of the date such calculation is made or required to be made,

"*General Partner*" shall mean Northstar Healthcare General Partner, L.L.C., a Delaware limited liability company, or its successors or assigns.

"*General Partner Interest*" means the Partnership Interest held by the General Partner in its capacity as General Partner hereunder, but not any Partnership Interest represented by LP Units that the General Partner may hold.

"*Income/Procedure Test*" means that pursuant to the April 2001 Advisory Opinion issued by the Office of the Inspector General promulgating the Safe Harbors to the Federal Anti-Kickback statute applicable to multi-specialty Ambulatory Surgery Centers [42 CFR §1001.952(r)] ("Safe Harbors") as adopted as well by the State of Texas under the Texas Patient Solicitation Act [Tex. Occ. Code Ann., Section 102.001 et seq.] and the Texas Workers Compensation anti-kickback rules [28 Tex. Admin. Code, Section 180.25], each Physician Limited Partner (excluding a Physician Limited Partner who becomes disabled or dies) must: (i) derive at least one-third (1/3rd) of his/her/its medical practice income from all sources for the previous fiscal year or previous 12-month period from performance of procedures on the list of Medicare-covered procedures for ambulatory surgical centers in accordance with regulations issued by the Department of Health and Human Services; and (ii) have performed in the Facility at least one-third (1/3rd) of his or her annual cases (measured in terms of numbers of such) that are on the list of Medicare-covered procedures for ambulatory surgical centers.

"*Indemnitee*" shall mean the Limited Partners, the General Partner and its Control Persons, agents, (including, without limitation, its attorneys) and any Person who is or was serving at the request of the Partnership acting through the General. Partner as director, officer, manager, member, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.

"*Limited Partner*" means the Person(s) admitted to the Partnership as original, additional or substituted Limited Partners as reflected in this Agreement. A Limited Partner who has assigned his/her LP Units to an assignee shall remain a Limited Partner until such assignee is admitted as a Substituted Limited Partner pursuant to ARTICLE XII. The Limited Partners shall be comprised of "Physician Limited Partners" and the "Special Limited Partner." As used herein, the term ""Limited Partner""" and ""Limited Partners""" shall mean each Person, both individually and collectively, that is a Limited Partner.

"*Liquidator*" means the Person designated pursuant to Section 14.3 hereof.

"*LP Units*" shall mean a Partnership Interest of a Limited Partner (or assignee) representing such fractional part of the Partnership Interests of all Limited Partners (or their assignees) as shall be determined by the General Partner; provided that each LP Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners (or their assignees) as each other LP Unit, in which case the Partnership Interest represented by an LP Unit of such partnership interests shall be determined in accordance with such designations, preferences and special rights) and, in any event, subject to such federal income tax allocations as may be required pursuant to Section 704(c) of the Code. All (100%) of the LP Units shall constitute a ninety-nine (99%) percent ownership of Partnership Interests by the Limited Partners.

"*Majority interest of Physician Limited Partners*" means the Physician Limited Partners holdings more than 50% of the Partnership Interests held by all Physician Limited Partners.

"*Medical Board*" means a board of five (5) Persons, all of whom shall be Physician Limited Partners, who are elected by the Majority Interest of Physician Limited Partners. A representative of the General Partner shall be entitled to attend and participate in any meeting of the Medical Board as a sixth member, but the General Partner's representative shall have no voting rights as to the Medical Board on which its representative shall serve as a non-voting ex officio member only. See also Section 6.1(d).

"*Net Agreed Value*" means (a) in the case of any property contributed to the Partnership, the fair market value of such property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner, the fair market value of such property at the time of such distribution reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

"*Net Book Value*" means the difference between the Partnership's tangible assets (with no value for goodwill, future earnings or other intangibles) and liabilities as recorded on the latest financial statements for the Partnership, prepared in accordance with GAAP.

"*Net Income*" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain over the Partnership's items of loss and deduction for such taxable period, as such items are determined in accordance with the principles set forth in Section 4.4 hereof.

"*Net Loss*" means, for any taxable period the excess, if any, of the Partnership's items of loss and deduction over the Partnership's items of income and gain for such taxable period, as such items are determined in accordance with the principles set forth in Section 4.4, hereof.

"*Net Worth*" means, the greater of (a) three (3) times the average EBITDA per tax year of the Partnership for three (3) fiscal years preceding the date of determination, or such lesser number of years if three (3) fiscal years have not elapsed prior to the determination date, and (b) the excess of the fair market value of all Partnership property over the amount of the debts of the Partnership (whether or not any such debt is secured by a lien, security interest, or other encumbrance on the property). The Net Worth shall be calculated on a cash basis by either the certified public accounting firm then engaged by the Partnership or a certified public accountant designated by the General Partner, within thirty (30) days after the General Partner has requested such calculation.

"*Operations Committee*" means the committee formed by the Partnership to oversee the management of the business affairs of the Facility. See also Section 6.1(f).

"*Outstanding*" means with respect to LP Units, all LP Units shown to be outstanding on the books and records of the Partnership except any such LP Units held by the Partnership.

"*Partner*" means the General Partner and any type of Limited Partner. In the event a Limited Partner is an entity, then all references to such in the first person shall equally apply, as the ease may be.

"*Partner's Borrowing Rate*" means the highest lawful rate of interest at which the General Partner, or any of its Affiliates, borrow funds from third party lenders (including points or other financing charges or fees).

"*Partnership*" means Medical Ambulatory Surgical Suites, L.P., a Texas limited partnership, formed upon the filing of the Certificate of Conversion with the Secretary of State of Texas, as such limited partnership may from time to time be constituted.

"*Partnership Interest*" means the ownership interest of a Partner in the Partnership.

"*Partnership Interests Purchase Agreement*" shall mean the Partnership Interest Purchase Agreement dated February 28, 2007, among Northstar Healthcare General Partner, L.L.C., a Delaware limited liability company, Northstar Healthcare Limited Partner, L.L.C., a Delaware limited liability company, the Physician Limited Partners and the beneficial owners of such and Medical Ambulatory Surgical Suites, L.L.P., a Texas limited liability partnership doing business as Kirby Surgical Center.

"*Percentage Interest*" means: (a) one (1%) percent with respect to the General Partner; (b) with respect to the Physician Limited Partner ownership interests of a particular Physician Limited Partner, expressed as a percentage of his/her overall ownership interest in the Partnership, as of the date of such determination; and (c) fifty-nine (59%) percent with respect to the Special Limited Partner.

"*Person*" means an individual, estate, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

"*Physician Limited Partners*" means Limited Partners who are physicians or podiatrists and who therefore must meet the Qualified Investor criteria and are subject to the Income/Procedure Test. The Special Limited Partner is specifically not included as a Physician Limited Partner. In the event that a Physician Limited Partner is not an individual, then each beneficial owner of such Physician Limited Partner, in his or her individual capacity, shall join in the execution of this Agreement, evidencing each such person's agreement to be bound and obligated for all of Physician Limited Partner's representations, warranties, covenants, terms and conditions contained herein, as if each such beneficial owner were a Physician Limited Partner himself/herself. The beneficial owner shall treated as the Physician Limited Partner for all purposes of this Agreement, including, but not limited to the Income/Procedure Test, the Retiring Partner definition and the provisions of Section 7.5 hereof. The sole beneficial owner of an entity Physician Limited Partner shall be responsible for meeting the foregoing provisions.

"*Promissory Note*" means any authorized loan to the Partnership by a Partner or third party.

"*Purchase Price*" has the meaning set forth in Section 11.3.

"*Qualified Investor*" means an individual who meets each and every one of the following:

(a) such individual has not provided nor received remuneration in return for the referral of a patient to any Person, including a Partner or the Partnership, unless such remuneration is permitted under the Fraud and Abuse Statute and the Texas Patient Solicitation Act;

(b) the terms on which such individual's investment interest in the Partnership was offered was not related to the previous or expected volume of referrals, services furnished, or the amount of business otherwise generated from such individual to the Partnership;

(c) neither the Partnership nor any other Partner (or other individual or entity acting on behalf of the Partnership or any Partner) has loaned funds to, or guaranteed a loan for such individual of which such individual used any part to obtain such individual's investment interest in the Partnership;

(d) the amount of payment to such individual in return for his or her investment in the Partnership shall be directly proportional to the amount of the Capital Contribution of such individual;

(e) such individual must treat patients receiving medical benefits or assistance under any federal health care program in a nondiscriminatory manner;

(f) such individual must be duly licensed or otherwise authorized to practice medicine in Texas and is in good standing with any regulatory body authorized to supervise or license the practice of medicine;

(g) such individual must be board certified or board eligible in his or her respective medical practice specialty and such individual continues to maintain all required professional credentials and meet all continuing education requirements necessary to retain such board certification or eligibility;

(h) such individual must obtain and maintain medical malpractice and other liability insurance in such amounts as may from time to time be required by the Partnership;

(i) such individual must be eligible to participate in Medicare under Title XVIII of the Social Security Act, and in Medicaid under Title XIX of the Social Security Act, or other applicable Slate law pertaining to Title XIX of the Social Security Act; the Partnership may, at its option, perform periodic cheeks of the excluded provider lists maintained by federal and state agencies to determine whether each Limited Partner is eligible to participate in the programs described above;

(j) such individual must comply with the Income/Procedure Test;

(k) such individual must obtain and maintain in good standing active medical staff privileges at a hospital in the Harris County and/or Fort Bend County, Texas area;

(l) such individual must not have been convicted of any felony offense under the laws of the State of Texas or similarly designated serious offense of any other jurisdiction; a violation of this requirement will be deemed to have occurred upon the rendering of a conviction by any court of competent jurisdiction, irrespective of whether such finding will be appealable; provided, however, that if the individual is pardoned, or any appeal is pursued and the conviction is subsequently overturned, then such individual will not be disqualified under this requirement;

(m) such individual's authorization, execution, delivery, and performance of this Agreement does not cause a legal conflict with any other agreement or arrangement to which such individual is a party or by which such individual is legally bound, such individual must maintain his or her primary residence in Texas; and

(n) such individual will comply with the applicable requirements of the Texas Patient Solicitation Act.

"*Recapture Income*" means any gain recognized by the Partnership (but computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that is treated as ordinary income because such gain represents the recapture of ordinary deductions previously taken for federal income tax purposes with respect to such property or assets.

"*Residual Gain*" or "*Residual Loss*" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of an Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2 hereof to eliminate Book-Tax Disparities.

"*Retiring Partner*" means a Physician Limited Partner who, in any twelve month period, does not (other than duo to circumstances beyond such Physician Limited Partner's control, specifically including, but not limited to, items under the definition of Income Procedure Test set forth herein) perform at least 213 cases as to Physician Limited Partners who practice hand surgery; at least 153 cases as to Physician Limited Partners who practice orthopedic surgery; at least 99 cases as to Physician Limited Partners who practice ear, nose and throat surgery; at least 751 cases as to Physician Limited Partners who practice pain management; and at least 160 cases as to Physician Limited Partners who practice general surgery. The unique categorization of each Physician Limited Partner's practice, i.e., "orthopedics" or "ortho", "pain"; "ENT" or "general surgery" is set forth on the signature pages hereto.

"*Special Limited Partner*" means Northstar Healthcare Limited Partner, L.L.C., a Delaware limited liability company, or its successors or assigns.

"*Substituted Limited Partner*" means a Person admitted to the Partnership as a Limited Partner.

"*Super Majority Vote*" means the written affirmative consent of the Majority Interest of Physician Limited Partners after the General Partner's delivery to all of the Physician Limited Partners of a reasonably detailed description of an applicable proposed action to be taken by the General Partner, which proposed action has been approved by the General Partner and the Special Limited Partner,

"*TBOC*" means, at any time, the Texas Business Organizations Code or, from and after the date of any successor statute becomes, by its terms, applicable to the Partnership, such successor statute, in each case as amended at such time by amendments that are, at that time, applicable to the Partnership. All references to sections of the TBOC include any corresponding provision or provisions of any such successor statute.

"*Unrealized Gain*" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

"*Unrealized Loss*" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

"*Winding-up*" means the winding-up and liquidation of the Partnership's business upon its dissolution.

ARTICLE II
GENERAL

2.1. Power of Attorney.

(a) Each Partner hereby constitutes and appoints the General Partner and the Liquidator (and any successor to either thereof by merger, assignment, election or otherwise) with full power of substitution as his or her true and lawful agent and attorney-in-fact, with power and authority in his or her name, place and stead:

(i) to execute, swear to, acknowledge, deliver, file and record in the appropriate public:

(A) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with its terms;

(B) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms hereof;

(C) all instruments relating to the admission or substitution of any Partner pursuant to ARTICLE XII; and

(ii) to sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments that the General Partner or the Liquidator deems appropriate or necessary to make, evidence, give, confirm or ratify any vote, consent, approval, waiver, agreement or other action made or given by the Partners hereunder or consistent with the terms hereof and appropriate of necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent hereof.

Nothing herein contained shall be construed to authorize the General Partner to amend this Agreement except in accordance with ARTICLE XV or as may be otherwise expressly provided for in this Agreement, or to take any other action in contravention of this Agreement.

(b) The power of attorney granted in Section 2.1(a) hereof is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive the death, incompetency, disability, dissolution, bankruptcy or termination of any Partner and the transfer of all or any portion of his or her Partnership interest and shall extend to such Partner's heirs, successors, assigns and personal representatives. Each Partner hereby agrees to be bound by any representations made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney. Each Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of its request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator deems appropriate or necessary to effectuate this Agreement and the purposes of the Partnership.

2.2. Term.

The Partnership shall continue in existence for ninety-nine (99) years unless sooner dissolved in accordance with ARTICLE XIV hereof.

ARTICLE III
PURPOSE

The purpose and business of the Partnership is to own, operate, maintain and improve the Facility, as it may be relocated or expanded from time to time, and to engage in any other business incidental to the foregoing and to engage in any other business that a limited partnership organized under the TBOC may carry on. Except as otherwise set forth in Section 6.1 below, and only upon a Super Majority Vote, may the General Partner on behalf of the Partnership, borrow funds, issue evidences of indebtedness or create liens, security interests or other encumbrances on any portion or all of the Facility.

ARTICLE IV
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

4.1. Capital Contributions.

(a) General Partner. The General Partner has made contributions to the Partnership, the adequacy and sufficiency of which is hereby acknowledged, in exchange for its General Partner Interest. Except as otherwise provided in Section 14.3, the General Partner shall not be required to make any other Capital Contributions to the Partnership.

(b) Limited Partners. Each of the Limited Partners have made contributions to the Partnership, the adequacy and sufficiency of which is hereby acknowledged, in exchange for their LP Units. Physician Limited Partners shall not be required to make any other Capital Contributions to the Partnership.

(c) Special Limited Partner. The Special Limited Partner has purchased its Partnership Interests from the Limited Partners under the Partnership Interests Purchase Agreement upon the terms and conditions contained therein. Special Limited Partners shall not be required to make any other Capital Contributions to the Partnership.

4.2. Additional Issuances of Partnership Interests.

(a) In order to better utilize the Facility to raise capital for Partnership operations, for capital improvements, to acquire assets, to redeem or retire Partnership debt, or for any other valid Partnership purposes, the General Partner may, upon a Super Majority Vote, cause the Partnership to issue to a Person LP Units in addition to those issued pursuant to Section 4.1 hereof and to admit such Person to the Partnership as an Additional Limited Partner. To the extent approved by a Super Majority Vote, the General Partner may set the consideration for and the terms and conditions with respect to such issuance of LP Units. Any such issuance shall be dilutive on a pro-rata basis to the Special Partner and a per capita basis to the Physician Limited Partners. As provided for in a resolution approved by a Super Majority Vole, the General Partner may cause the Partnership to issue LP Units, with such designations, preferences, participation, or other rights as shall be approved and fixed by the Super Majority Vote, without limitation:

(i) the allocation of items of Partnership income, gain, loss, deduction and credit to such interests;

(ii) the rights of such Partnership Interests to share in Partnership distributions;

(iii) the rights of such Partnership Interests upon dissolution and liquidation of the Partnership;

(iv) the price at which and the terms and conditions upon which such Partnership Interests may be redeemed by the Partnership; and

(v) the right of such Partnership Interests to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interests.

Provided, however, the right of the General Partner to cause the Partnership to issue additional LP Units in the case of LP Units which have been repurchased by the Partnership under Section 11.1 shall not be unreasonably withheld. Upon the issuance of any additional LP Units in accordance with this Section 4, the designations, rights and preferences of which are not identical to the LP Units issued to the Limited Partners existing at the time of formation of the Partnership, the General Partner, with the consent or approval at such time of a majority in Partnership Interests of Limited Partners, may amend any provision of this Agreement and, exercising the power of attorney granted in Section 2.1 hereof, may execute, swear to, acknowledge, deliver, file and record such documents as it determines in its sole discretion to be necessary or appropriate to reflect the issuance of such LP Units and the relative rights and preferences thereof. Each Limited Partner and assignee hereby consents to any such amendment.

(b) The General Partner, if approved by a Super Majority Vote, may cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into Partnership Interests, options, rights, warrants or appreciation rights relating to Partnership Interests or any such debt obligations, or any combination of any of the foregoing) at any time and from time to time to the General Partner, the Limited Partners or other Persons on terms and conditions approved by a Super Majority Vote; provided, however, neither the General Partner nor any Affiliate of the General Partner shall acquire such other securities from the Partnership unless a reasonable opportunity is offered to all Limited Partners to purchase their Percentage Interest of such securities on the same terms and conditions as the General Partner and/or its Affiliates.

(c) The General Partner shall do all things it deems to be appropriate or necessary to comply with the TBOC or otherwise advisable in connection with any such future issuance of securities.

4.3. [Intentionally left blank].

4.4. Capital Accounts.

(a) The Partnership shall establish and maintain for each Partner a separate Capital Account. Such Capital Account shall be increased by: (i) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner, and (ii) all items of Net Income and other items of

income and gain computed as provided herein and allocated to such Partner pursuant to Section 5.1 hereof, and (iii) the amount of any Partnership liabilities that are expressly assured by such Partner or that are secured by any Partnership property distributed to such Partner. Such Capital Account shall be decreased by (x) the cash amount or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement, (y) all items of Net Loss and other items of loss and deduction computed as provided herein and allocated to such Partner pursuant to Section 5.1 hereof, and (z) the amount of any liabilities of such Partner that are expressly assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

(b) For purposes of computing Net Income or Net Loss, each item of income, gain, loss and deduction shall be determined in the same manner as such items are determined for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for such purpose), subject to the following adjustments:

(i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss will be included as an item of income or gain;

(ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(13) expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss, will be included as an item of loss or deduction;

(iii) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Carrying Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Carrying Value;

(iv) depreciation, amortization and other cost recovery deductions for any property will be computed by reference to the Carrying Value of the property in the manner set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3);

(v) any items which are specially allocated under Section 5.1(c) will not affect calculations of Net Income or Net Loss; and

(vi) any Unrealized Gain or Unrealized Loss resulting from an adjustment in the value of any Partnership property pursuant to this Agreement or the Allocation Regulations will be taken into account as gain or loss from disposition of such property.

(c) Consistent with the provisions of Treasury Regulation Section 1.704-1 (b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or property, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sate of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1.

(d) To the extent not otherwise specified in this Section 4.4, the Capital Accounts of the Partners shall be maintained in accordance with the Allocation Regulations as interpreted and applied in the discretion of the General Partner.

(e) In the event any Partnership Interest is transferred in accordance with the terms of this Agreement and such transferee is admitted to the Partnership as a Substituted Limited Partner or General Partner, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Partnership Interest (or portion thereof) transferred.

(f) The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

4.5. Interest.

No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

4.6. No Withdrawal.

No Partner shall be entitled to withdraw any part of his or her Capital Contribution or his or her Capital Account or to receive arty distribution from the Partnership, except as provided in Section 5.3 hereof and ARTICLE XIV.

4.7. Loans from Partners.

Partners may make interest bearing loans to the Partnership to provide capital for Partnership operations where so approved by the General Partner and by a Super Majority Vote. Non-interest bearing loans may otherwise be made if approved by the General Partner without any requirement for a Super Majority Vote, Loans from a Partner to the Partnership shall not be considered Capital Contributions. The General Partner or any Affiliate of the General Partner may make loans to the Partnership to preserve the Partnership's assets, at the General Partner's sole discretion, without the joinder or agreement of any other person, and such loan or loans shall not be considered Capital Contributions and shall bear interest as provided for herein. Any Partner, General Partner or its Affiliate, as the case may be, may charge interest on any such loans made by it to the Partnership at an interest rate equal the market rate, not to exceed the maximum allowable rate per annum under Texas law and any such rate shall be deemed to be reasonable and not subject to challenge by any Partner. All Partners shall have the right to participate in such lending on a pro rata basis but shall not have the obligation to do so. In addition, in connection with any loans to the Partnership, the General Partner has full power and authority to execute pledges and mortgages of property, or grant security interests therein, or liens thereon, which pledges, mortgages, liens and security interests may not provide for cross defaults with other like loans to other Affiliates of the Partnership, unless otherwise approved by a Super Majority Vote.

4.8. Limited Partner Negative Capital Account Balances.

No Limited Partner shall at any time be required to make any contributions to the Partnership to eliminate or reduce any deficit in such Limited Partner's Capital Account.

4.9. Defaulting Partner.

If any Physician Limited Partner (other than a Physician Limited Partner whose Partnership Interests are subject to purchase pursuant to ARTICLE XI hereof):

(i) Unless granted a waiver of strict compliance with the Income/Procedure Test by the General Partner: (a) fails to meet the requirements of the Income/Procedure Test (as amended on November 1, 2010), as described in Article I; or (b) fails to provide written documentation to the contrary to the General Partner within fifteen (15) days of such written request; or (c) fails to affirm compliance with the Income/Procedure Test within sixty (60) days of the end of each calendar year by a notarized affidavit (failure to provide such an affirmation will be considered evidence of non-compliance); or

(ii) breaches the confidentiality provision contained in Section 8.3 hereof; or

(iii) breaches the non-compete provision contained in Section 7.5 hereof; or

(iv) fails to meet one or more of the requirements of a Qualified Investor; or

(v) shall default under any term or condition of this Partnership Agreement; or

(vi) is guilty of gross misconduct that in the opinion of a majority of the Medical Board and the General Partner adversely affects the Partnership or the operation of the Facility; or

(vii) fails to correct his or her mistreatment of employees or staff at the Facility after notice of such failure from the General Partner, or as determined by the Medical Board, the Physician Limited Partner fails to adhere to the Partnership's policies and procedures after notice of such failure from the General Partner; or

(viii) is suspended, disbarred or excluded from the Medicare or Medicaid programs or any other governmental health care program (a "Government Program"), or a civil monetary penalty, criminal penalty, or other punishment by a Government Program is imposed against Seller;

then, upon the General Partner's motion, all rights of the such Physician Limited Partner (the "Defaulting Partner") as a Partner in the Partnership shall automatically terminate with no further action required by any party to accomplish same, and the following provisions shall apply: (a) No distributions or allocations shall be due to or made following the occurrence of any of (i) - (viii) above, with respect to such Defaulting Partner's Partnership Interest; (b) any amounts paid to such Defaulting Partner during any period of non-compliance by the Defaulting Partner shall be held in a constructive trust for the benefit of the Partnership, with the Defaulting Partner having no interest in such monies; (c) the Special Limited Partner shall have the right to purchase the residual Partnership Interest and rights appurtenant thereto, for One Dollar ($1.00). Provided, however, the General Partner, with the concurrence, if necessary, of the Medical Board, may waive any one or more incidences in which a Physician Limited Partner is a Defaulting Partner.

The waiver of or the failure to enforce the foregoing provisions or take any action against any one or more Defaulting Partner(s) shall not constitute a waiver against the future enforcement of any

provision of this Agreement against any other Physician Limited Partner, whether a Defaulting Partner or not.

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

5.1. Allocation of Net Income or Net Loss for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the tights of the Partners among themselves, Net Income or Net Loss for any taxable year (or portion thereof) shall be allocated among the Partners as follows:

(a) General Rule. After giving effect to the allocations provided in Sections 5.1(b) or (c), Net Income or Net Loss shall be allocated among the Partners in accordance with their respective Percentage Interests.

(b) Allocations Upon Winding-up. During Winding-up, all items of Partnership income, gain, loss and, deduction shall be allocated among the Partners first in such a manner as to cause the balances in the Capital Account of the Partners, as adjusted to reflect the allocations provided hereunder, to be in the same ratios as their respective Percentage Interests and thereafter as provided in Section 5.1(a).

(c) Mandatory Allocations. Prior to making any allocations provided above, the following mandatory allocations shall be made:

(i) Minimum Gain Chargeback. If there is a net decrease in Partnership minimum gain (as defined in Treas. Reg. §1.704-2(b)(2)) during a fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in the amount and proportions necessary to satisfy the provisions of the Allocation Regulations relating to nonrecourse debt.

(ii) Partner Nonrecourse Debt Minimum Gain Chargeback. After the application of (i) above, but prior to the application for such fiscal year of any other provision of this Section 5.1, if there is a net decrease in Partner nonrecourse debt Minimum Gain (as defined in Treas. Reg. §1,704-2(i)(3)) attributable to a Partner nonrecourse debt during a fiscal year, then any Partner with a share of the Partner minimum gain attributable to such debt at the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in the amount and proportions necessary to satisfy the provisions of the Allocation Regulations relating to Partner nonrecourse debt.

(iii) Qualified Income Offset. Except as provided in Sections 5.1(c)(i) and 5.1(c)(ii) hereof, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. §§1.704-100(2)00(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

(iv) Gross Income Allocations. In the event any Partner has an Adjusted Capital Account Deficit, such Partner shall be specially allocated items of Partnership gross income and gain, in the amount of such excess as quickly as possible.

(v) Curative Allocations. The special allocations set forth in Section 5.1(c)(i), (ii), (iii) and (iv) (the "Regulatory Allocations") are intended to comply with the Allocation Regulations. Notwithstanding any other provisions of this Section 5.1, the Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of income, gain, toss and deduction among the Partners such that, to the extent possible, the net amount of such allocations of Net Income, Net Loss and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

(vi) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 731(b) or 743(b) of the Code is required, pursuant to the Allocation Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners, in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Allocation Regulations.

5.2. Allocations for Tax Purposes.

(a) For federal income tax purposes, except as otherwise provided in this Section 5.2, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the same manner as its corresponding item of "book" income, gain, loss or deduction has been allocated pursuant to Section 5.1 hereof.

(b) In an attempt to eliminate Book-Tax Disparities attributable to any Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions, attributable to an Adjusted Property shall be allocated among the Partners in a manner consistent with the principles of the regulations under Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof following any adjustments that cause a property to become an Adjusted Property. Any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as their corresponding "book" items have been allocated under Section 5.1. The Partnership will use such method as agreed by the General Partner with a Super Majority Vote.

(c) All items of income, gain, loss, deduction, credit and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary to take into account those adjustments permitted by Sections 734 and 743 of the Code.

(d) Any Recapture Income resulting from the sale or other taxable disposition of any Partnership assets shall be allocated, to the extent possible, after taking into account other required

allocations of gain pursuant to this Section 5.2, among the Partners (or their successors in interest) in the same proportions and to the extent such Partners have been allocated or have claimed any deductions directly or indirectly giving rise to the treatment of such gain as Recapture Income.

(e) Each item of Partnership income, gain, loss, deduction and credit attributable to a transferred Partnership Interest shall be allocated between the transferor and the transferee in such manner as those two parties may reasonably agree, as may be required or permitted by Section 706 of the Code.

5.3. Distributions.

Except as otherwise provided in this Section and Section 14.3 hereof, and subject to any preferences as to distributions of Available Cash attributable to any LP Units or other securities issued by the Partnership pursuant to Section 4.2 hereof, all Available Cash shall be distributed from time to time, among the Partners in accordance with their respective Percentage Interests.

ARTICLE VI
MANAGEMENT AND OPERATION OF BUSINESS

6.1. Management.

(a) Subject to approval by a Super Majority Vote on certain matters as set forth herein, the General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Subject to the powers of the Medical Board, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partners shall not have any right of control or management power over the day-to-day business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement and subject to the other terms of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, including, without limitation:

(i) Acquire or dispose of real or personal property in the ordinary course of business for cash, securities, promissory notes other property, or any combination thereof upon such terms and conditions as the General Partner may, from time to time, determine (including, in instances where the property is encumbered, on either an assumption or a "subject to" basis);

(ii) Cause the Partnership to acquire, own, hold, improve, manage, and lease such property, either alone or in conjunction with others through partnerships, limited partnerships, joint ventures or other business associations or entities;

(iii) Finance the Partnership's activities either with the seller of such property or by borrowing money from third parties, all on such terms and conditions as the General Partner deems appropriate. In instances where money is borrowed for Partnership purposes, the General Partner shall be and hereby is authorized to pledge, mortgage, encumber, and grant security interest in Partnership properties for the repayment of such loans;

(iv) Employ, retain, or otherwise secure or enter into other contracts with personnel or firms to assist in the acquisition, development, improvement, management and general

operation of the Partnership properties, including, but not limited to technicians, real estate brokers or agents, supervisory, development and/or management agents and/or companies, attorneys, accountants, and engineers, all on such terms and for such consideration as the General Partner deems advisable;

(v) Maintain insurance for the benefit of the Partnership and the Partners as it deems necessary, and as pursuant to Section 11.1 (a);

(vi) Subject to approval by a Super Majority Vote, establish fees charged by the Partnership with respect to services provided' at the Facility;

(vii) In accordance with applicable state and federal laws and regulations regarding billing and collection activities, conduct the billing and collection of all amounts charged to patients in connection with services rendered at the Facility and/or form a management agreement for such billing and collection; and

(viii) Take any and all other action which is permitted under the TBOC and which is customary or reasonably related to the acquisition, operation, ownership, development, improvement, management, leasing, and disposition of real, personal or mixed property.

(b) Without a Super Majority Vote, the General Partner may not (i) cause the Partnership to enter into, waive, amend or terminate any agreement with the General Partner or any Affiliate of the General Partner or (ii) approve the Annual Center Budget or Annual Center Plan. An Annual Center Budget and Annual Center Plan will be proposed by the Physician Limited Partners and shall be provided to the General Partner on or before March 1st of each year of this Agreement.

(c) Subject to Section 4.2 of this Agreement, each of the Partners hereby agrees that the General Partner shall be authorized to execute, deliver and perform any agreements, acts, transactions and matters in connection with any permitted offering of any kind of Partnership Interests on behalf of the Partnership without any further act, approval or vote of the Partners or the Partnership. The participation by the General Partner in any agreement authorized or permitted hereunder shall not constitute a breach by the General Partner of any debt that it may owe the Partnership or the Limited Partners hereunder or under applicable law.

(d) Each of the General Partner and the Partnership shall provide full disclosure to each Additional Limited Partner, if any, as required pursuant to applicable federal and state securities laws.

(e) Medical Board. The Partnership shall establish a Medical Board to set out and implement the policies and procedures as to the Facility's medical issues required by law to be solely within the control of the medical staff at the Facility and to more generally represent the interests of the Physician Limited Partners. Members of the Medical Board shall serve for such terms as determined the vote of a Majority Interest of Physician Limited Partners and any of such members may be removed at any time and without cause by the vote of a Majority Interest of Physician Limited Partners. The General Partner shall defer to such Medical Board on statutorily or regulatory required medical and healthcare related issues, but not otherwise, with the General Partner at all times controlling and managing all other business affairs and business operations of the Partnership

subject to the terms of this Agreement. Nothing contained herein shall give any Limited Partner the authority to manage the business affairs of the Partnership.

(f) Operations Committee. The Partnership shall establish an Operations Committee to monitor the business affairs of the Facility and all other matters not otherwise: (i) the responsibility of the Medical Board, or the General Partner; or (ii) provided for under the Management Agreement. The Operations Committee shall also function as a vehicle by which the Physician Limited Partners may express their position to the General Partner. The Operations Committee shall consist of five members. The Physician Limited Partners (by vote of the Majority Interest of Physician Limited Partners) shalt elect sixty (60%) percent of the Operations Committees members with the General Partner electing forty (40%) percent of the members. Members of the Operations Committee shall serve for such terms as determined by the applicable election vote and any of such members may be removed at any time and without cause by the vote of the parties that so elected them.

6.2. RESERVED

6.3. Purchase or Sale of Partnership Interests.

The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Limited Partners) Partnership Interests. As long as such Partnership Interests are held by the Partnership, such Partnership Interests shall not be considered Outstanding for any purpose.

6.4. Compensation and Reimbursement of General Partner.

The Partnership shall reimburse the General Partner for all direct third party expenses that the General Partner actually incurs in connection with governmental filings for the Partnership, and not for expenses incurred in connection with monitoring its investment and exercising its voting rights herein. The Partnership shall reimburse the General Partner for all direct third party expenses that the General Partner actually incurs for the Partnership in accordance with an annual budget, or amendment thereto, for the Partnership as proposed by the General Partner and approved by a Super Majority Vote. At the end of each financial quarter the General Partner shall provide the Physician Limited Partners with financial statements showing all direct expenses actually incurred for the Partnership. The financial statements will be presented in a document similar in form and substance to that attached as Appendix A.

6.5. Outside Activities.

The General Partner and Special Limited Partner and their respective officers, directors, and Affiliates may acquire any assets (in addition to Partnership Interests) and enter into or conduct any business or activity, in addition to the assets acquired by it and/or business conducted by it in connection with the performance by it of the terms of this Agreement or incidental to the acquisition, ownership or disposition of Partnership Interests. The General Partner (and its officers and directors) and their Affiliates may engage in or possess an interest in any business or venture of any nature whatsoever, independently or with others, including ones in competition with the Partnership. See also Sections 6.7 through 6.9 below.

6.6. Indemnification.

Notwithstanding anything herein to the contrary, and without regard for any need for an Approved Budget, the Partnership shall indemnify and hold harmless each Indemnitee as follows:

(a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an Indemnitee was or is a party or is threatened to be made a party by reason of the fact that such Indemnitee is or was the General Partner, a Control. Person serving at the request of the Partnership or the General Partner on behalf of the Partnership in another entity, involving an alleged cause of action arising from the activities of such Indemnitee under this Agreement or from the management of the affairs of the Partnership, or which relates to the Partnership, its property, business or affairs, the Partnership shalt indemnify such Indemnitee against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee connection with the defense or settlement of such action, suit, or proceeding, unless such Indemnitee acted: (i) not in good faith; or (ii) in a manner not reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Partnership; provided that the Indemnitee's conduct shall not have constituted gross negligence or willful or wanton misconduct. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that an Indemnitee acted not in good faith and in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Partnership. The Partnership shall also provide such indemnification in any action, suit or proceeding by or in the right of the Partnership to procure a judgment in its favor; provided that if in such action, suit or proceeding the Indemnitee shall have been adjudged to be liable for gross negligence or willful or wanton misconduct, such indemnification shall be provided only if, and only to the extent that, the arbitrator in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such arbitrator shall deem proper.

(b) Expenses (including attorneys' fees and expenses) incurred in defending any action, suit or proceeding subject to Section 6.6(a) shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by an arbitrator or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder. The obligation of the Partnership to advance costs and expenses to an Indemnitee may not be waived or altered by the Partnership or by any other Person, and this provision shall be an absolute obligation for the benefit of the Indemnitee.

(c) Any indemnification under Section 6.6(a), unless ordered by an arbitrator, shall be made by the Partnership only as authorized in the specific case and only upon a determination that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Section 6.6(a). Such determination shall be made (i) by a vote of a majority of all Partners who at the time of the vote are not named defendants or respondents in the proceeding or (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors or managers of the General Partner, designated to act in the matter by a majority vote of all directors or managers, consisting solely of two or more directors or managers who at the time of the vote are not named defendants or respondents in the proceeding, or (iii) by special legal counsel selected by the board of directors or managers or a committee thereof

by vote as set forth in clause (i) or (ii), or, if such a vote cannot be obtained, selected by a majority vole of all directors or managers of the General Partner. Any such indemnification shall be made only from the assets of the Partnership.

(d) The indemnification provided by this Section 6.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or vote of the Partners as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the General Partner, a director, manager, officer, employee or agent of the General Partner or a Person serving at the request of the Partnership and to action in another capacity. Such indemnification shall continue as to an Indemnitee who has ceased to serve in such capacity, and shall, inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of such Indemnitee.

(e) The Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees and other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the activities of the Partnership, whether or not the Partnership would have the power to indemnify such Person against such liability hereunder.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of this Section 6.6.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which indemnification applies if the transaction was otherwise permitted by the terms hereof.

(h) The provisions of this Section 6.6 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons.

6.7. Liability of General Partner.

The General Partner shall be liable to the Partnership and the Limited Partners for gross negligence or willful or wanton misconduct, but neither the General Partner nor any of its Control Persons shall be liable to the Partnership, the Limited Partners or Persons who have acquired interests in the Partnership Interests, whether as Limited Partners, assignees or otherwise, for errors in judgment or for any acts or omissions, made, taken or omitted in good faith and that the General Partner (or any of its Control Persons) reasonably believe are in or not opposed to the best interest of the Partnership, unless such errors in judgment, acts or omission constitute gross negligence or willful or wanton misconduct. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith. The General Partner will owe a duty of loyalty and a duty of care to the Partnership. However, the General Partner shall not owe a fiduciary duty to the Partnership or to any Partner. Further, a General Partner will not have liability for loss of income from or depreciation in the value of the property that was retained in the form that the General Partner received it.

6.8. Resolution of Conflicts of Interest.

Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between (x) the General Partner or any of its Affiliates, on the one hand, and (y) the Partnership or any Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner that is, or provide terms that are, fair and reasonable to the Partnership or any Limited Partner, the General Partner shalt resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting principles. By way of example, but not limitation, the General Partner may take into consideration any requirements or conditions for the execution of employment, consulting or non-compete agreements by or with any officers, directors, employees or shareholders of the General Partner or any of its Affiliates, and the loss or reduction of any management fees which might be suffered by the General Partner or any of its Affiliates. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the TBOC or any other applicable law, rule or regulation. No claims or actions may be asserted or taken against the General Partner with regard to the resolution of any such conflicts of interests, the taking of any action or the provision of any terms, if the resolution, action or provisions are disclosed to the Limited Partners (whether or not all reasons or rationales for, or the genesis of, the terms of such resolution, action or provisions are specifically disclosed) and approved by a Super Majority Vote. Notwithstanding the foregoing, failure to submit any such resolution, action or provisions to the Limited Partners for their approval shall not imply or otherwise be construed to mean that any such resolution, action or terms were made, taken or provided by the General Partner in bad faith or otherwise in breach of this Agreement, and the General Partner shall be entitled to all the protection of this Section and Sections 6.6, 6.7 and 6.9.

6.9. Other Matters Concerning General Partner.

(a) General Partner Discretion. Whenever in this Agreement or any other agreement contemplated herein the General Partner is permitted or required to make a decision (i) in its "discretion" or "sole discretion," with "complete discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to consider any interest of or factors affecting some or all the Limited Partners so long as the General Partner acts in good faith and in a manner which it reasonably believes is in or not opposed to the best interest of the Partnership, or (ii) in its "good faith" or under another express standard, the General Partner shall be subject to only such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein. Each Limited Partner hereby agrees that any standard of each or duty imposed in this Agreement or any other agreement contemplated herein or under the TBOC or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 6.9(a) so long as such action or decision does not constitute gross negligence or willful or wanton misconduct and is reasonably believed by the General Partner to be in, or not opposed to, the best interests of the Partnership and consistent with the overall purposes of the Partnership.

(b) Reliance on Others. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c) Experts. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it. The opinion of such Persons as to matters which the General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner in good faith and in accordance with such opinion.

(d) Duties to Limited Partners. No officers, directors, shareholders, agents, employees or attorneys of the General Partner shall have any duty to the Limited Partners for the General Partner's performance of its obligations hereunder or any obligations of the General Partner to the Partnership or the other Partners imposed on it under common law or by the TBOC, and no Limited Partner may assert directly any claims against any officers, directors, shareholders, agents, employees or attorneys of the General Partner for breach of any such duty unless it can be shown by clear and convincing evidence that any such officers, directors, shareholders, agents, employees or attorneys of the General Partner were guilty of actual fraud perpetrated upon the complaining Limited Partner or Partners. No Control Person shall be liable directly to any Limited Partner for constructive fraud or negligent misrepresentation.

As to its duties to the Partnership, the Physician Limited Partners expressly waive any conflict of interest, disclosure requirements and corporate opportunity requirement due by the General Partner and/or any of its affiliates for the benefit of the Partnership and/or the Limited Partners. The Physician Limited Partners recognize the multi-faceted activities of the General Partner, its beneficial owners, management and directors and that such persons currently participate in a range of and in the future will participate in an expanding range of healthcare-related activities possibly in conflict with the Partnership.

ARTICLE VII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

7.1. Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as provided herein or by the TBOC.

7.2. Management of Business.

No Limited Partner shall take part in the operation, management or control (within the meaning of the TBOC) of the business of the Partnership, shall transact any business in the name of the Partnership or shall have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, manager, officer, employee or agent of the General Partner in his or her capacity as such shall not affect, impair or eliminate the limitations on the liability of any Limited Partner.

7.3. Return of Capital.

No Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for herein.

7.4. Meetings Generally.

See Section 8.8 below.

7.5. Non-Compete.

(a) This amended and restated non-competition provision shall become effective on November 1, 2013 and shall continue for three (3) years (regardless of whether or not the Person bound by the provision remains a Physician Limited Partner) and thereafter only for so long as the applicable Person is a Physician Limited Partner (the "Restrictive Period"). During the Restrictive Period such Physician Limited Partner shall not directly or indirectly (including beneficially on behalf of himself/herself or on behalf of any spouse or child or grandchild or on behalf of any spouse of a child), for itself, himself, or on behalf of any other corporation, Person, firm, partnership, association, or any other entity whatsoever (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant, lender or in any other capacity whatsoever, other than as an employee of Baylor College of Medicine or The Methodist Hospital Physician Organization):

(i) Develop, own, manage, operate, license, control, finance, or serve as partner, employee, principal, agent, consultant, or otherwise contract with, or have any financial interest in or participate in the profits or revenues of any surgery center that offers or provides any of the services offered by the Facility anywhere within a ten (10) mile radius of 9300 Kirby Drive Suite 100, Houston Texas 77054; provided, however, nothing in this Section 7.5(a) shall be construed to restrict any Physician Limited Partner from performing surgery at any other facility or otherwise practicing medicine in a private practice which may utilize such competing facilities from time to time; notwithstanding the foregoing, an ownership interest in a competing facility shall be allowed if such is disclosed to the Partnership and approved in writing by the General Partner;

(ii) Request, induce or advise any patients, insurance companies, managed care plans, suppliers, vendors, employers or other customers of the business conducted by the Partnership to withdraw, curtail or cancel their business or other relationships with the Partnership, or assist, induce, help or join any other Person or entity in doing any of the above activities; or

(iii) Induce or attempt to influence any employee or physician with privileges at the Facility to terminate his or her arrangements with the Partnership or to directly or indirectly hire, recruit or solicit any such employee or Physician Limited Partner, whether or not so induced or influenced.

(b) Consideration. The Physician Limited Partners have carefully considered the nature and extent of the restrictions imposed by this Section 7.5 and the rights and remedies conferred upon the Partnership hereunder and each hereby expressly acknowledges and agrees that: (i) the noncompete contemplated by this Section 7.5 is integral to this goodwill of the Partnership and

makes up a substantial part of the total value of the Partnership, and more particularly, the value of Physician Limited Partners' personal stake (ii) the restricted territory, period, and activities are reasonable and are necessary and fully required to protect the legitimate business interests of the Partnership and the acquisition by the General Partner and the Special Limited Partner of Partnership Interests theretofore owned by the Physician Limited Partners; (iii) any violation of the terms of these restrictive covenants would have a substantial detrimental effect on the Partnership's, the General Partner's, and the Special Limited Partner's business; and (iv) the restrictive covenants would not operate as a bar to such Physician Limited Partners' means of support. Because of the difficulty of measuring economic losses to the Partnership as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to the Partnership for which it would have no other adequate remedy, each Physician Limited Partner agrees that, in the event of a breach by him/her of the foregoing covenants, the covenants set forth in this Section 7.5 may be enforced by the Partnership by injunctions and restraining orders in an arbitration proceeding, in addition to all available legal remedies in arbitration, including injunctive relief, and all legal remedies in general.

(c) Constructive Trust. In the event a Physician Limited Partner participates, in any way, in the income or revenues of a competing business that is prohibited hereunder, all such monies received by the breaching Physician Limited Partner shall be considered to be held in "Constructive Trust" for the benefit of the Partnership. In the event of a breach of this Section 7.5 by a Physician Limited Partner, upon proper showing, the Partnership shall he entitled to an injunction restraining such Partner from the prohibited conduct and placing into the registry of a court or in an escrow account of the arbitrator or as the arbitrator shall direct, all hinds held in Constructive Trust, without the necessity of proving actual damages or posting a bond, cash or otherwise.

(d) Third-Party Beneficiaries. All successors and assigns of the Partnership and all Affiliates of the Partnership are third-party beneficiaries of the restrictive covenants contained in this Section 7.5 and the provisions of this Section 7.5 are intended for the benefit of, and may be enforced by Partnership's successors and assigns and Partnership's Affiliates, successors and assigns.

(e) Tolling; No Running of Covenant During Breach. The covenants set forth in this Section 7.5 and elsewhere in this Agreement shall apply for the applicable periods as set forth above. If a Physician Limited Partner violates such covenants, and the Partnership or any of its successors and assigns or Affiliates bring a legal action for injunctive or other relief, such Party bringing the action shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant period, unless a court of competent jurisdiction holds that the covenant is not enforceable in whole or in part. Accordingly, for any time period that a Physician Limited Partner is in violation of the covenant, such time period shall not be included in calculating the applicable time period of the covenant.

(f) Stipulation as to Reasonableness. Each Physician Limited Partner, by signature below, stipulates as to the reasonableness of all the terms and conditions of this Section 7.5, and further acknowledges that its terms were the result of a bargained for exchange. The Partners hereto agree to cooperate with the General Partner in its seeking and obtaining a final and non-appealable declaratory judgment as to the reasonableness and enforceability of all the terms and conditions of this Section 7.5.

(g) Nothing in this Section 7.5 shall be construed to restrict any Physician Limited Partner from performing surgery at any other facility or otherwise practicing medicine in a private practice that may utilize such competing facilities from time to time. However, this restriction is meant to fully prohibit, to the fullest extent of state and federal law, the Physician Limited Partner from directly or indirectly (other than as an employee of Baylor College of Medicine or The Methodist Hospital Physician Organization) benefiting from any facility fees generated by a Physician Limited Partner at the competing facility. The Partners agree and stipulate that this Agreement is covered by Section 15.50(c) of the Tex. Bus. & Commerce Code and that Section 15.50(b) of the Texas Business and Commerce Code is not applicable to this Section 7.5. Moreover, to the extent the Partnership has custody or control of the identity and/or records of the patients a Physician Limited Partner treated during the term of this Agreement, the Physician Limited Partner shall have access to and any copies of such medical records of the physician's patients, upon authorization of the patient, for a reasonable fee as, established by the Texas Medical Board, subject to lawful policies and procedures of Surgery Center relating to medical records and patient identifying information. In addition, any access to a list of patients or to a patient's medical records furnished pursuant to this provision after termination of this Agreement shall not require such list or records to be provided in a format different from that by which such records are then maintained.

(h) Because the Physician Limited Partners are not restricted in the care and treatment of patients, it is not the intention of the Partnership or the Partners to permit any Physician Limited Partner to buy out the covenant not to compete established by this Section 7.5. If, however, any arbitrator appointed and serving in accordance with the terms and conditions of this Agreement determines that the covenant not to compete established by this Section 7.5 is not enforceable unless a buy-out is established as contemplated by TBOC Section 15.50, the parties agree, based on relevant, credible data and information duly considered by each Physician Limited Partner (each of whom so stipulates as to reasonableness), that a reasonable price for the buy-out is, in respect of each applicable Physician Limited Partner, the greater of: (i) $25,000.00 per each LP Unit owned by the Physician Limited Partner; or (ii)the Fair Market Value Price of the LP Units then owned by such Physician Limited Partner. In addition, upon any such buy-out, the Unit(s) held by the Physician Limited Partner shall automatically assigned to the Special Limited Partner. This Section 7.5(h) is intended to apply if, and only if, in the absence of this provision, an arbitrator would render a covenant not to compete established by this Section 7.5 unenforceable and/or void. Otherwise, this provision shall have no force or effect. If this provision applies to a Physician Limited Partner, and all requirements hereof (including payment of all amounts due and forfeiture of all applicable Units) are complied with, then this Section 7.5 shall not apply to such Physician Limited Partner.

(i) Termination of Non-Competition Covenant Post-November 1, 2016. At any time after November 1, 2016, any Physician Limited Partner who is not a Defaulting Partner may be released from the covenant not to compete and may compete directly with the Partnership by assigning all of the right title and interest in his/her LP Units to the Special Limited Partner for $1.00. The Special Limited Partner will not unreasonably deny accepting the assigned LP Units.

(j) Other. Nothing contained herein shall be construed as prohibiting the Partnership from pursuing any other remedies available to it for breach or threatened breach of this Section 7.5, including injunctive relief and the recovery of damages from any breaching party.

Notwithstanding any other provision of this Agreement, but not otherwise, if an arbitrator should hold that the duration or scope (geographic or otherwise) of the covenants contained in this

section are unreasonable, then to the extent permitted by the law, such arbitrator may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and judicially enforceable. The parties agree to accept such determination, subject to their rights of appeal, which the parties hereto agree shall be substituted in place of any and every offensive part of this Section 7.5, and as so modified this Section shall be as fully enforceable as if set forth herein by the parties in the modified form.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTING

8.1. Books and Records

The Partnership shall keep, at the principal office of the Partnership or the Houston offices of the General Partner or make available at any time during normal business hours in that office within five (5) days after written request by a Limited Partner, books of account and other Partnership records required to be maintained under Section 153.551 of the TBOC, subject to Section 8.3 below. A Partner, or his or her designated agent, may copy any part or all of such records, at the personal expense of that Partner as specifically authorized. However, no such use of information shall be adverse to or competitive with the Partnership.

8.2. Reports.

Within not more than forty-five (45) days after the end of each calendar quarter, the Partnership shall furnish to any Limited Partner upon written request a financial report on the business operations of the Partnership for and during the calendar quarter for which such report is provided. Such report shall include in reasonable detail an explanation of distributions made to the Partners and the calculation of Available Cash as well as financial statements. Within not more than one hundred eighty (180) days after the close of each calendar year of the Partnership the General Partner upon written request shall furnish to any Partner a year-end balance sheet for the Partnership and a full and detailed financial report on the business operations of the Partnership for and during the entire preceding year. The General Partner shall furnish to all Partners any additional information needed or necessary to complete their federal and state income tax returns, including statements of the net distributable income or loss to each Partner from the operation of the Partnership as may be requested by any such Partner.

8.3. Confidentiality.

The records and books of the Partnership (including, without limitation, the reports and information that may be furnished to the Partners pursuant to this Section 8.1 and Section 8.2 hereof) contain confidential and proprietary information which provides a competitive advantage to the Partnership and/or the disclosure or decimation of which could be detrimental or embarrassing to the business or operations of the Partnership. Therefore, all records and documents of the Partnership are, unless expressly designated otherwise by the General Partner, confidential and proprietary and shall be maintained in strictest confidence and shall not be disclosed to any person or entity outside the Partnership and its agents or representatives without the express written consent of the General Partner. Further, the Partners agree that the General Partner shall not be required to furnish such information to any Limited Partner without first receiving an executed agreement in writing confirming: (i) the confidentiality of such information, and (ii) such Limited

Partner's agreement not to disclose such information to anyone who has not executed and delivered a similar confidentiality agreement in favor of the Partnership. Notwithstanding anything in this Agreement to the Contrary, the General Partner shall not be obligated to furnish to any Limited Partner any information that is not a part of the public record regarding any matters currently in litigation or with respect to which litigation is contemplated by or on behalf of the Partnership, or otherwise affecting the Partnership. Any advice from legal counsel for the Partnership, communications with legal counsel for the Partnership, and the work product of legal counsel for the Partnership, access to which may be furnished pursuant to this Agreement or with the consent of the General Partner, are privileged communications and information which may not be revealed or communicated to any person whatsoever without the express written consent of the General. Partner, and it is agreed that only the General Partner (and no other Partner) shall have the authority and right to waive any attorney/client privileges with respect thereto. It is agreed that the damages for disclosure or any confidential or privileged information are not susceptible to calculation and that the General Partner shall be entitled to specific performance of the provisions of this Section 8.3. In seeking enforcement of this Section 8.3, the General Partner shall not be required to post a bond or other security, and the Limited Partners hereby waive any such requirements. Any breach of this Section 8.3 shall place the breaching party in the position of Defaulting Partner under Section 4.9, subject to the remedies and conditions contained therein.

8.4. Limitation of Damages Regarding Information, Books and Records.

In the event that the General Partner should fail to furnish any such reports or financial information on a timely basis as required by this Agreement or the TBOC, the Limited Partner or Partners requesting such information or reports shall be entitled to bring an action in arbitration to enforce the General Partner's obligation to furnish such information.

8.5. Partnership Bank Account.

The General Partner shall receive all moneys of the Partnership and shall deposit the same in one or more Partnership bank accounts. All expenditures on behalf of the Partnership shall be made by checks drawn against the Partnership bank account.

8.6. Fiscal Year.

The fiscal year of the Partnership shalt be the calendar year.

8.7. Other Information.

The General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body.

8.8. Meetings.

(a) As set forth in Section 7.4, within five (5) clays after receipt of a written request for a meeting either of (i) the Partners, (ii) the Medical Board, (iii) the Operations Committee, or (iv) the Physician Limited Partners, which request shall specify the topic or topics to be discussed at such meeting, the General Pal titer shall give notice to all applicable parties to discuss the proposed topics. The notice of meeting sent by the General Partner shall specify the date, place and time of

such meeting, which shall in all cases be reasonable. The date of the meeting shall be no earlier than five (5) days, and no later than fourteen (14) days, after the date of such notice. A participant may attend by proxy.

(b) Meetings of the Partners must be called by two or more Physician Limited Partners or the Medical Board or by the General Partner.

(c) Any Partnership business which is entitled to be conducted at such meeting and which is permitted under this Agreement, may be conducted at a duly called meeting.

(d) Any action required or permitted to be taken at a meeting of the Medical Board or Operations Committee may be taken without a meeting if written consent setting forth the action to be taken is signed by all of the members of that Board or Committee. Any action required or permitted to be taken by a Majority Interest of Physician Limited Partners or by Super Majority Vote may be taken without a meeting if a written consent setting forth the action to be taken is signed by that number of Physician Limited Partners required by this Agreement to approve the matters presented.

8.9. Accounting.

In the event that any Partner demands an accounting of the Partnership's business and affairs pursuant to their statutory or common law right to such an accounting, it is expressly agreed that the obligation of the General Partner to provide such an accounting shall be fully satisfied upon its providing the demanding Partner or its representatives with: (i) financial statements, including income statements, balance sheets and statements of cash flows and capital account balances for the periods in question, prepared in accordance with GAAP, it expressly recognized that the Partnership will likely maintain its books and records on the modified cash (as opposed to the accrual) method of accounting and report on such a modified cash basis for U.S. tax purposes; and (ii) access to the books and records of the Partnership, after hours if so requested by the demanding Partner, to allow the demanding Partner to verify the information contained in the financial statements . Such accounting need not be audited, and it may be prepared by accountants employed by the Partnership or the General Partner on the Partnership's behalf.

If, and to the extent the General Partner has obtained audited financial statements prepared in accordance with GAAP for the periods in question, its accounting shall be conclusive and not subject to challenge except upon a showing by clear and convincing evidence that the General Partner, or the accountants preparing such financial statements, was guilty of fraud or willful misconduct in the preparation of such financing statements. No accounting shall be required for any periods earlier than the beginning of any calendar year two (2) years prior to the date any demand for an accounting is given to the General Partner, and the Limited Partners hereby waive any right they may collectively or individually have to demand an accounting for any periods earlier than the beginning of two (2) years prior to the date any demand for an accounting is given.

ARTICLE IX
TAX MATTERS

9.1. Preparation of Tax Returns.

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Partners within seventy. five (75) days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items may be on the cash or accrual method of accounting for federal income tax purposes, whichever method shall be required by the Code or, if each shall be available, as the General Partner shall determine in its sole discretion. The taxable year of the Partnership shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.

9.2. Tax Elections.

Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election (including the elections under Section 168 of the Code). The General Partner may, in its discretion, make the election under Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners; provided that the General Partner shall not seek to revoke any such election unless it believes that such revocation would not result in the loss of limited liability of the Limited Partners or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

9.3. Tax Controversies.

Subject to the provisions hereof, the General Partner shall be the "tax matters partner" (as defined in Section 6231 of the Code) and shall be authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4. Organizational Expenses.

The Partnership may elect to deduct expenses incurred in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

9.5. Taxation as a Partnership.

No election shall be made by the Partnership or any Partner for the Partnership to be (i) excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of

the Code or from any similar provisions of any state tax laws or (ii) treated as an association taxable as a corporation for federal or state income tax purposes.

ARTICLE X
TRANSFER OF INTERESTS

10.1. Transfer.

(a) The term "transfer," when used in this ARTICLE X with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its Partnership Interest as the General Partner to another Person or by which the Special Limited Partner assigns its Partnership Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange and any other disposition, whether voluntarily or involuntarily, by gift, devise, operation of law or otherwise.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this ARTICLE X. Any transfer or purported transfer of any Partnership Interest not made in accordance with this ARTICLE X shall be null and void ab initio.

(c) A Physician Limited Partner may not sell, transfer, assign, gift, pledge, encumber, hypothecate, mortgage, exchange, whether voluntarily or involuntarily, by gift, devise, operation of law or otherwise, his/her/its Partnership Interest.

10.2. Transfer of Interest of General Partner and Special Limited Partner.

(a) The General Partner and Special Limited Partner may transfer all or any part of their Partnership Interest as the General Partner or Special Limited Partner to any Person upon, in the case of the General Partner, the assumption of the rights and duties of the General Partner by such transferee.

(b) Nothing in this Section 10.2 nor any other provision of this Agreement shall be construed to prevent and the Physician Limited Partners hereby expressly consent to (i) the mortgage, pledge or assignment by the General Partner or of the Special Limited Partner of their Partnership Interest as General Partner or Special Limited Partner, to any bank or other creditor of the Partnership to secure debt or other obligations of the Partnership, or any other person, to any such bank or creditor or otherwise; and (ii) the enforcement (through foreclosure sale or otherwise) of any security interest in the Partnership Interest of the General Partner as General Partner, or of the Special Limited Partner, pursuant to any such mortgage, pledge or assignment. Notwithstanding anything to the contrary in this Agreement or the TBOC, prior to the foreclosure or other sale of the General Partner's Partnership Interest as General Partner incident to enforcement of a security interest in such Partnership Interest, the mortgage, pledge or assignment by the General Partner of its Partnership Interest as a General Partner to any bank or other creditor of the Partnership to secure debt or other obligations of the Partnership to any such bank or creditor shall be deemed not to be an assignment of all of the General Partner's rights as General Partner of the Partnership.

(c) Any transferee or assignee of the General Partner's Partnership Interest as General Partner as provided in this Section shall be admitted to the Partnership as a General Partner.

10.3. This Section Intentionally Left Blank. 10A Effective Date of Transfer.

Each assignment shall become effective as of the first day of the calendar month during which the General Partner receives a copy of the instrument of assignment and all such certificates and documents of the character described in Section 10.2 which the General Partner may request.

10.4. Distributions to the Transferee.

The Partnership shall, after written notice of any transfer pursuant to the provisions of this Article, thereafter pay all further distributions or profits or other compensation by way of income, or return of capital, on account of the Partnership Interests so transferred, to the transferee from such time as such Partnership Interests are transferred to the name of the transferee on the Partnership's books in accordance with the above provisions. In the absence of written notice to the General Partner of the transfer of any Partnership Interests, the General Partner may assume that no transfer has occurred.

ARTICLE XI
RIGHTS TO PURCHASE PARTNERSHIP INTEREST OF PHYSICIAN UNWED PARTNERS

11.1. Purchase Option.

The Partnership may, upon the approval of the General Partner, cause a Physician Limited Partner (for purposes of this Article hereinafter called the "Seller") to sell all, but not less than all, Partnership Interests owned by Seller to the Partnership for the Purchase Price at any time after the occurrence of any of the following events:

(a) the death of the Seller; or

(b) if such Seller for any reason (including disability or retirement) ceases the active practice of medicine; or

(c) the Seller becomes a Retiring Partner, provided, however, in the case of the first six months of such alleged status, but not otherwise, a sale under this Section 11.1 must be approved by a Super Majority Vote. After such six month period, the General Partner may sell the Partnership Interest of the Retiring Partner without the agreement of any other person; or

(d) the Seller shall have commenced against him an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or other Liabilities under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days; or an order for relief against the Limited Partner shall be entered in any such case under the Federal Bankruptcy Code; or

(e) the Seller shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of him or any substantial part of his or her

property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against him, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing his or her inability to pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

(f) new federal or state laws or regulations are promulgated, or existing laws or regulations are amended or modified, whereby, in the reasonable opinion of the General Partner, the Seller may be required to divest himself of his or her interest in the Facility or which otherwise limit the business of the Facility because of its ownership; or

(g) a Super Majority Vote determines that it is advisable to cause the Partnership to take advantage of a "safe harbor" regulation promulgated by the Office of Inspector General of the Department of Health and Human Services which is promulgated or modified subsequent to the effective date of this Agreement, which "safe harbor" cannot be had with the Seller's continuing ownership; or

(h) the Seller's marital relationship is terminated for any reason and the Seller does not have all right, title, and interest in the Partnership Interests, or the Partnership Interests have been awarded to the Partner's spouse, but only with respect to the Partnership Interests owned by the Seller that are transferred to the Seller's spouse.

11.2. Exercise of Right to Cause Sale.

(a) In the event of a sale of a Seller's Partnership Interests pursuant to Section 11.1 above, the sale of such Seller's Partnership Interests shall be conducted as follows:

(b) Notice. The General. Partner shall notify the Seller (or the Seller's legal representative, if known to the General Partner) of its exercise of the right to cause the sale of the Seller's Partnership Interests pursuant to Section 11.1 hereof (such notice being herein called the "Purchase Notice"). The Purchase Notice shall attach the consideration payable for the Partnership Interests and the "Purchaser" of the Partnership Interests (either the Partnership or the Limited Partners other than the Seller).

(c) Closing. The dosing of the purchase and sale of the Seller's Partnership Interests shall occur at 10:00 am, Houston time, at the principal place of business of the Partnership (i) on the first regular business day following the fifth (5th) day after delivery of the Purchase Notice to Seller, or at such other time and place as may be mutually agreed by the Seller and the Purchaser. Among the matters to be concluded at the closing shall be the execution of an assignment of the Partnership Interests and delivery of the consideration of the Partnership Interests subject to purchase.

(d) Power of Attorney; Specific Performance. The Limited Partners each hereby agree and obligate themselves to execute, acknowledge and deliver, upon request, all certificates, documents or other instruments, to make such filings and recordings and to perform such other acts as shall be reasonably necessary, in the good faith judgment of the General Partner, to effect a sale required by this Section 11.2 of any Partnership Interests owned or held by them. Further, each Limited Partner by his or her execution hereof constitutes and appoints the General Partner, with full power of substitution, as his or her agent and attorney-in-fact for the purpose, among other

things, of signing and acknowledging on his or her behalf any and all of the certificates, documents or other instruments which such Limited Partner is required to execute, acknowledge or deliver pursuant to this Section 11.2, such appointment and the powers hereby granted being coupled with an interest, irrevocable and binding on the Limited Partner and any assignee of the Limited Partner. Further, each Limited Partner agrees that the damages which would arise from his or her breach, as Seller, of the provisions of this Section 11.2 are presently, and will be, impossible to calculate, that any remedy at law would be inadequate and that the Purchaser shall be entitled to specific performance of the Seller's obligation to sell his or her Partnership Interests pursuant to the terms hereof, and such other injunctive or other equitable relief as may be appropriate in the circumstances. Each Limited Partner agrees that he or she or it will waive any requirement for the seeming or posting of any bond in connection with the obtaining of any such injunctive or equitable relief.

11.3. Purchase Price.

The consideration (the "Purchase Price") payable for any Partnership Interest purchased from a Seller pursuant to the right and option granted in the foregoing Section 11.1 shall be an amount equal to the Seller's Percentage Partnership Interest multiplied by the Net Book Value of the Partnership as of the most recent year end, calculated by the regular outside accountants for the Partnership under GAAP. Upon consummation of the purchase, the Seller shall be released of all liabilities to any financial institution guarantying any loan or lease or other agreement for the benefit of the Partnership, but not otherwise.

Notwithstanding the purchase of a Partnership Interest of a Physician Limited Partner under this ARTICLE XI, such Partnership Interest shall continue to be considered Outstanding for purposes of receiving cash distributions. Any monies allocated to the Partnership Interest of a Physician Limited Partner, which has been purchased pursuant to this ARTICLE XI, shall be used exclusively for marketing and for the recruitment of additional Physician Limited Partners. The General Partner may sell the foregoing redeemed Partnership Interest to a new Physician Limited Partner who meets the requirements of a Qualified Investor and who is approved by a Super Majority Vote, which approval shall not be unreasonably withheld by the Physician Limited Partners, considering the overall benefit to the business of the Partnership.

11.4. No Waiver.

Failure of any Partner or the Partnership to exercise the purchase rights granted in this ARTICLE XI at any time shall not be construed as a waiver by the Partner or the Partnership of its right to exercise the purchase right at a later time.

ARTICLE XII
ADMISSION OF PARTNERS

12.1. Admission of Additional Limited Partners.

Subject to Section 4.2, a Person who makes a Capital Contribution to the Partnership that has been accepted by the General Partner pursuant to Section 4.2, and for the Partnership Interests so accepted, shall be admitted to the Partnership as an Additional Limited Partner, for the percentage so specified by the General Partner pursuant to Section 4.2, upon: (i) furnishing to the

General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.1 and (b) such other documents as the General Partner shall require including the execution of a subscription agreement and proof of compliance with the Qualified Investor requirements, and (ii) a Super Majority Vote. Such admission shall become effective on the date that the General Partner determines, in its sole discretion, that such conditions have been satisfied.

12.2. Admission of Successor General Partner.

The permitted transferee or assignee of, or successor to, the entire Partnership Interest of the General Partner pursuant to ARTICLE X (other than a secured party prior to the foreclosure or other sale of the General Partner's Partnership Interest as General Partner incident to enforcement of its security interest in the Partnership Interest), shall be admitted to the Partnership as the General Partner. Admission of any such successor, transferee or assignee to the Partnership as General Partner shall be effective immediately prior to the transfer or assignment. The withdrawal of the General Partner from the Partnership upon the assignment or transfer of its Partnership Interest as General Partner as provided in Section 10.2, shall be effective immediately after the transferee, assignee or successor has been admitted as a General Partner. Upon transfer or assignment of the General Partner's Partnership Interest as General Partner as provided in Section 10.2 and withdrawal of the transferor as General Partner, the Partnership shall be reconstituted and the successor, transferee or assignee, as the General Partner, shall continue the business and operations of the Partnership without winding up.

12.3. Amendment of this Agreement and Certificate of Limited Partnership.

For the admission to the Partnership of any successor General Partner, the General Partner shall take all steps necessary and appropriate to prepare and record or file as soon as practicable an amendment to this Agreement and the Certificate of Limited Partnership and may for such purpose exercise the power of attorney granted pursuant to Section 2.1.

ARTICLE XIII
WITHDRAWAL OF GENERAL PARTNER

13.1. Withdrawal of General Partner.

The General Partner may voluntarily withdraw as general partner of the Partnership at any time, at its sole option. In the event of the withdrawal by a General Partner, where it has not transferred its Partnership Interests to a successor General Partner, its Partnership Interest shall be converted to a Special Limited Partner Partnership Interest, In the instance of the foregoing withdrawal, a new general partner of the Partnership shall be selected solely by a Super Majority Vote.

ARTICLE XIV
DISSOLUTION AND LIQUIDATION

14.1. Dissolution. The Partnership shall be dissolved upon:

(a) The expiration of its term as provided in Section 2.2.

(b) the withdrawal of the General Partner by reason of a permitted transfer or assignment pursuant to Section 10.2;

(c) the permitted withdrawal of the General Partner pursuant to Section 13.1;

(d) an election to dissolve the Partnership by the General Partner which is approved by a Super Majority Vote;

(e) the sale or disposition of all or substantially all the assets of the Partnership; or,

(f) any other event that, under the TBOC, causes its dissolution, except as otherwise provided herein;

provided, however, that the Partnership shall not be dissolved solely as the result of the following events, and the following events shall not constitute events of withdrawal of the General Partner: (i) filing of a voluntary bankruptcy petition by the General Partner; (ii) the General Partner becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding; (iii) the General Partner files a petition or answer seeking for the General Partner a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (iv) the General Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clauses (i) through (iii); (v) the General Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties; (vi) the expiration of any time after commencement of a proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, whether or not any such proceeding is dismissed; or (vii) the expiration of any time after the appointment without the consent or acquiescence of the General Partner of a trustee, receiver or liquidator for it or for all or any substantial portion of its properties, whether or not any such appointment is vacated or stayed.

14.2. Continuation of Business of Partnership After Dissolution.

(a) Upon occurrence of an event of dissolution described in Section 14.1(b) or 14.1(c), the Partnership shall automatically be reconstituted and the transferee or assignee of the General Partner's Partnership Interest as General Partner, or the successor to the General Partner, as the case may be, shall continue the business and operations of the Partnership in accordance with the terms and provisions of this Agreement without winding up.

(b) If dissolution occurs for any reason other than a provided in Section 14.1(b) or 14.1(c), the General Partner, in its sole discretion, may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth herein or such other terms and conditions as shall be agreeable to all Partners. Unless such an election is made within ninety (90) days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within ninety (90) days after dissolution:

(i) within such 90 day period, a successor General Partner shall be selected by a majority in interest of Limited Partners;

(ii) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.2 unless earlier dissolved in accordance with this ARTICLE XIV;

(iii) if the Person who was General Partner immediately prior to dissolution is not the successor General Partner, then the Partnership Interest of any such succeeded General Partner shall be subject to dilution pro rata along with the other Limited Partners to provide compensation or an interest in the Partnership, or both, to any replacement General Partner, or Partners; and

(iv) all necessary steps shall be taken to terminate this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the power of attorney granted in Section 2.1.

14.3. Liquidation.

Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 14.2, the General Partner, or if the General Partner has withdrawn in breach of this Agreement or been dissolved or liquidated, a liquidator or liquidating committee selected by the General Partner, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services consistent with market rates. The Liquidator shall agree not to resign without fifteen (15) days prior written notice and (if other than the, General Partner) may be removed at any time, with or without cause, by a Super Majority Vote. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute liquidator (who shall have and succeed to all, rights, powers and duties of the original Liquidator) shall within thirty (30) days be selected by a Super Majority Vote. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator. Except as expressly provided in this ARTICLE XIV, the Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms hereof (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out its duties and functions hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership. The Liquidator shall liquidate the assets of the Partnership, and shall apply and distribute the proceeds of such liquidation, unless otherwise required by mandatory provisions of applicable law, by the end of the taxable year during which the liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation) (a) first to the payment to creditors of the Partnership, including Partners, in order of priority provided by law and (b) then to the Partners, in proportion to their respective Percentage Interests; provided that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in such amount determined by the Liquidator to be appropriate.

If the General Partner's Capital Account has a deficit balance (after giving effect to all Capital Contributions distributions and allocations for all taxable years, including the year in which the liquidation occurs), the General Partner shall contribute to the capital of the Partnership the

amount necessary to restore such deficit balance to zero at such time and in such manner as to comply with the Allocation Regulations.

14.4. Distribution in Kind.

(a) Notwithstanding the provisions of Section 14.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the assets of the Partnership would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and pursuant to Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.

(b) Any distributions in kind shall be subject to such conditions relating to the disposition and management of such assets as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such assets at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

14.5. Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the General Partner and Limited Partners if necessary) shall cause the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Texas to be cancelled and shall take such other actions as may be necessary to terminate the Partnership.

14.6. Return of Capital.

Neither the General. Partner nor any of its Control Persons shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof. Any such return shall be made solely from Partnership assets.

14.7. Waiver of Partition.

Each Partner hereby waives any rights to partition of the Partnership property.

ARTICLE XV
AMENDMENT OF THIS AGREEMENT; MEETINGS; RECORD DATE

15.1. Amendments to Be Adopted by the Partners.

The General Partner acting alone and on its own authority may amend any provision of this Agreement, and may execute, swear to, acknowledge, deliver, file and record such document as may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership or the location of the principal place of business or registered office or agent of the Partnership; provided that such change in name or location is approved by Super Majority Vote;

(b) admission, substitution or termination of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

(d) a change:

(i) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partners; or

(ii) that is required or contemplated by this Agreement; or

(e) a change that is for the benefit of the Limited Partners or the Partnership that does not adversely affect the Limited Partners in any material respect.

15.2. Amendment Procedures.

Except as provided in Section 15.1, all amendments to this Agreement shall be made in accordance with the requirements set forth in this Agreement. Amendments of this Agreement may be proposed only by the General Partner or the Medical Board and not otherwise. If an amendment is proposed, the General Partner shall call a meeting of the Limited Partners (pursuant to Section 8.8) to consider and vote on such proposed amendment. A proposed amendment shall be effective if approved by a Super Majority Vote (thereby requiring the approval of the General Partner) unless a greater percentage is required by this Agreement. The General Partner shall notify all Partners in writing upon final adoption of any proposed amendment.

ARTICLE XVI
GENERAL PROVISIONS

16.1. Address and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail, certified or registered, return receipt requested, mail or by other means of written communication (such as fax when confirmed by email and a confirmation of such notice by regular first class postage prepaid, U.S./Canadian Mail) to the Partner at the address described below. In the case of the General Partner or the Special Limited Partner, a copy of any such notice to either such person shall be concurrently sent to Northstar Healthcare Inc. Attn: Legal Department, 4120 Southwest Freeway, Suite 150, Houston TX 77057. Any notice, payment or

report to be given or sent to a Partner hereunder shall be deemed conclusively to have been given or sent, and the obligation to give such notice or report or to take such payment shall be deemed conclusively to have been fully satisfied, upon the delivery of such notice, payment or report to such Person at his or her address as shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Limited Partnership Interest or in the Partnership Interest of the General Partner by reason of an assignment or otherwise. If any notice, payment or report addressed to a Limited Partner at his or her address appearing on the books of the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or sent without further mailing (until such time as such Limited Partner notifies the Partnership of a change in his or her address) if such notice, payment or report is available for the Limited Partner at the principal office of the Partnership for a period of one year from the date of the giving or sending of such notice, payment or report to the other Limited Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership. The Partnership and the General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if the General Partner believes such notice of document to be genuine.

16.2. Titles and Captions.

All article or section titles or captions in this Agreement shall be for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to articles and sections of this Agreement.

16.3. Pronoun and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

16.4. Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

16.5. Binding Effect.

This Agreement shall he binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

16.6. Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.7. Creditor.

Except for the obligations of the Partners to make additional Capital Contributions pursuant to the terms of the Promissory Note, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

16.8. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

16.9. Counterparts.

This Agreement may be executed in multiple counterparts, in original form, by fax or by other electronic means, all of which together, once the agreement is fully executed, shall constitute one agreement binding on all the patties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

16.10. Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflicts of law.

16.11. Invalidity of Provisions.

If any provision of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.12. Derivative Proceedings.

All derivative proceeding shall be submitted to arbitration pursuant to Section 16.13.

16.13. Binding Arbitration; Venue.

If a dispute arises from or relates to this Agreement or the breach thereof, of any nature whatsoever, including but not limited to those sounding in constitutional, statutory, or common law theories as to the performance of any obligations, the satisfaction of any rights, and/or the enforceability hereof, including any claims of breach, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration. Any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be conclusive of all issues presented and shall be final and non-appealable. If all parties to the dispute agree, a mediator involved in the parties' mediation may be

asked to serve as the arbitrator. The place of arbitration shall be Austin, Texas and the principal residence of each of the three arbitrators shall be either Austin or Dallas, Texas . The award of the arbitrators shall be accompanied by a reasoned opinion. The parties agree that the AAA Optional Rules for Emergency Measures shall apply to the proceedings; provided however, that any party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten days of their appointment. If arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such ten days, the third arbitrator shall be selected by the American Arbitration Association. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator(s), which determination shall be conclusive. All discovery shall be completed within 60 days following the appointment of the arbitrators. The arbitrators are not empowered to award damages in excess of compensatory damages or to take any other action for which the arbitrators' power is excluded herein, and each party expressly waives and foregoes any right to punitive or exemplary damages, unless a statute requires that compensatory damages be increase in a specified manner. The arbitrators shall render their decision within 6 months from the commencement of the arbitration after which time their jurisdiction shall cease and any party may refile such arbitration with another arbitration panel.

16.14. Disclosure.

EACH PARTNER BY THEIR SIGNATURES BELOW ACKNOWLEDGE THAT

THEY HAVE BEEN ADVISED TO AND HAVE HAD THE OPPORTUNITY TO SEEK OUT INDEPENDENT LEGAL COUNSEL OF THEIR CHOOSING FOR ALL TRANSACTIONS INVOLVING THE PARTNERSHIP AND ITS AFFILIATES, INCLUDING BUT NOT LIMITED TO THIS AGREEMENT AND THAT SUCH ATTORNEY'S ROLE HAS BEEN TO REPRESENT MANAGEMENT AFFILIATES, AND NOT OTHERWISE. EACH OF THE PARTNERS AND EACH PARTNER'S SPOUSE FURTHER ACKNOWLEDGE THAT HE OR SHE (i) WAS URGED IN ADVANCE BY THE ATTORNEY WHO PREPARED THIS AGREEMENT TO SECURE SEPARATE INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH SIGNING AND MAILING THIS AGREEMENT AND ITS EFFECT UPON EACH OF THEM; (ii) HAS CAREFULLY READ AND UNDERSTOOD THE PROVISIONS OF THIS AGREEMENT; (iii) UNDERSTANDS THAT HIS OR HER RIGHTS IN PROPERTY MAY BE ADVERSELY AFFECTED BY THIS AGREEMENT; (iv) IS SIGNING AND MAILING THIS AGREEMENT VOLUNTARILY, (v) AGREES AND STIPULATES TO THE ENFORCEABILITY AND FAIRNESS OF EACH TERM AND PROVISION HEREOF; AND (vi) TO THE EXTENT ANY TERM OR PROVISION OF THIS AGREEMENT IS EVER CHALLENGED BY ANY PARTNER, SUCH PARTNER HEREBY AGREES TO INDEMNIFY AND DEFEND THE PARTNERSHIP AND EACH PARTNER HEREOF FROM SUCH CHALLENGE, INCLUDING ATTORNEYS FEES AND ANY OTHER COSTS OF DEFEND/NG SUCH CLAIM REGARDLESS OF THE OUTCOME OF SUCH CHALLENGE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth above ("Effective Date").

"GENERAL PARTNER":
NORTHSTAR HEALTHCARE GENERAL PARTNER, L.L.C., a Delaware limited liability company

By_______________________________

_______________________________, Authorized Signatory
1% Percentage Interest

"SPECIAL LIMITED PARTNER":

NORTHSTAR HEALTHCARE LIMITED PARTNER, L.L.C., a Delaware limited liability company

By_______________________________

_______________________________, Authorized Signatory

"PHYSICIAN LIMITED PARTNERS:"

C.Y. JOSEPH CHANG MD PA

By: ______________________

Name: C. Y. Joseph Chang, M.D.
Title: President

As sole beneficial owner:

____

C. Y. Joseph Chang, M.D.
Specialty: ENT

UDAY DOCTOR, M.D., P.A.

By: ______________________

Name: Uday Doctor, M.D.
Title: President

As sole beneficial owner:

____

Uday Doctor, M.D.

GERARD GABEL MEDICAL GROUP LTD LLP

By: ______________________

Name: Gerard T. Gabel, M.D.
Title: President

As sole beneficial owner:

____

Gerard T. Gabel, M.D.

JIM GARZA

____
Jim Garza, M.D.

DAVID LINTNER MEDICAL GROUP LTD., LLP

By:______________________________
Name: David M. Lintner, M.D.
Title:

As sole beneficial owner:

____
David M. Lintner, M.D.

ORTHOSPORT

By:______________________________
Name: Walter Lowe, M.D.
Title: President

As sole beneficial owner:

____
Walter Lowe, M.D.

ANNAPOLIS VENTURES, LP

By: ______________________________
Name: Walter Lowe, M.D.
Title: President

As sole beneficial owner:

____
Walter Lowe, M.D.

NORTH SOUND LLC

By ______________________________
Name: Michael McCann, M.D.
Title: President

As sole beneficial owner:

____
Michael McCann, M.D.

BRUCE MOSELEY, M.D.

____
Bruce Moseley, M.D.

ANDERSEN LIMITED INVESTMENTS, LLC

By: ______________________________
Name: Mary Es. Beaver,
Title: President